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                                                                   EXHIBIT 23(b)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the registration statements of Zapata Corporation on Form S-3 (File No. 33-68034) and on Form S-8's (File Nos. 33-19085 and 33-45251) of our report dated December 16, 1994, on our audit of the consolidated financial statements and financial statement schedules of Zapata Corporation as of September 30, 1994 and for the year then ended, which report is included in this Annual Report on Form 10-K.



                                         COOPERS & LYBRAND L.L.P.

Houston, Texas
December 27, 1994